SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2014

PACIFIC CONTINENTAL CORPORATION

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)

000-30106	93-1269184
(Commission File Number)	IRS Employer Identification No.

111 West 7th Avenue

Eugene, Oregon 97401

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (541) 686-8685

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 24, 2014 the Board of Directors of Pacific Continental Corporation (the “Company”) approved and adopted the Pacific Continental Corporation Deferred Compensation Plan (the “Plan”). The Plan is an unfunded, nonqualified deferred compensation plan designed to allow eligible non-employee directors and executives of the Company (each a “Participant” and collectively, the “Participants”) to save for retirement on a tax-deferred basis. The Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986 and those provisions of the Employee Retirement Income Security Act of 1974, as amended, applicable to an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly compensated employees.” The effective date for the Plan was June 24, 2014. The initial plan year commenced on June 24, 2014, and will end on December 31, 2014, and thereafter each plan year will be from January 1 to December 31.

Participants in the Plan may elect to defer a portion of their base salary, and up to 100% of their bonuses, director fees and long-term incentive compensation. The Company has the discretion to make contributions to the Plan in the form of discretionary or matching contributions on behalf of any Participant. The amounts deferred under the Plan represent an unsecured general obligation of the Company to make payments to the Participant at some time in the future. The amounts payable to Participants under the Plan will be distributed in accordance with the distribution provisions of the Plan. Distributions cannot be made prior to the distribution dates specified therein, other than distributions made in the event of a Participant’s “unforeseeable emergency”, as defined in the Plan to the extent permitted under Code Section 409A and applicable authorities. The Company may accelerate distributions under the Plan in the event of a qualifying change in ownership or control of the Company

The Company may, at any time, direct the Administrative Committee of the Plan to amend or terminate the Plan; except that no such amendment or termination may reduce a Participant’s account balances.

This summary of the terms of the Plan is not intended to be complete and is qualified in its entirety by reference to the Plan, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1 Pacific Continental Corporation Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2014

PACIFIC CONTINENTAL CORPORATION

By:	/s/ Michael A. Reynolds
Michael A. Reynolds
Executive Vice President
Chief Financial Officer